SUB-ITEM 77Q1(g)



                                   AGREEMENT

                                      and

                             PLAN OF REORGANIZATION

                                      for

                    AIM TAX-EXEMPT BOND FUND OF CONNECTICUT

                            a separate portfolio of

                              AIM TAX-EXEMPT FUNDS



                                 June 13, 2001




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                               TABLE OF CONTENTS

                                                                           PAGE


ARTICLE 1 DEFINITIONS.........................................................1
         Section 1.1.   Definitions...........................................1

ARTICLE 2 TRANSFER OF ASSETS..................................................4
         Section 2.1.   Reorganization of Connecticut Bond Fund.  ............4
         Section 2.2.   Computation of Net Asset Value........................5
         Section 2.3.   Valuation Date........................................5
         Section 2.4.   Delivery..............................................5
         Section 2.5.   Termination of Series.................................6
         Section 2.6.   Issuance of Municipal Bond Fund Shares................6
         Section 2.7.   Investment Securities.................................6
         Section 2.8.   Liabilities...........................................6

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF ATEF..............................7
         Section 3.1.   Organization; Authority...............................7
         Section 3.2.   Registration and Regulation of ATEF...................7
         Section 3.3.   Financial Statements..................................7
         Section 3.4.   No Material Adverse Changes; Contingent Liabilities...7
         Section 3.5.   Connecticut Bond Fund Shares; Liabilities;
                           Business Operations................................8
         Section 3.6.   Accountants...........................................8
         Section 3.7.   Binding Obligation....................................8
         Section 3.8.   No Breaches or Defaults...............................9
         Section 3.9.   Authorizations or Consents............................9
         Section 3.10.  Permits. 9
         Section 3.11.  No Actions, Suits or Proceedings.....................10
         Section 3.12.  Contracts............................................10
         Section 3.13.  Properties and Assets................................10
         Section 3.14.  Taxes.   ............................................10
         Section 3.15.  Benefit and Employment Obligations...................11
         Section 3.16.  Brokers. 11
         Section 3.17.  Voting Requirements..................................11
         Section 3.18.  State Takeover Statutes..............................12
         Section 3.19.  Books and Records....................................12
         Section 3.20.  Prospectus and Statement of Additional Information...12
         Section 3.21.  No Distribution......................................12
         Section 3.22.  Liabilities of Connecticut Bond Fund.................12
         Section 3.23.  Value of Shares......................................12
         Section 3.24.  Shareholder Expenses.................................12
         Section 3.25.  Intercompany Indebtedness............................12

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF AISF.............................12
         Section 4.1.   Organization; Authority..............................13

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         Section 4.2.   Registration and Regulation of AISF..................13
         Section 4.3.   Financial Statements.................................13
         Section 4.4.   No Material Adverse Changes; Contingent Liabilities..13
         Section 4.5.   Registration of Municipal Bond Fund Class A Shares,
                          Municipal Bond Fund Class B Shares and Municipal
                          Bond Fund Class C Shares...........................13
         Section 4.6.   Accountants..........................................14
         Section 4.7.   Binding Obligation...................................14
         Section 4.8.   No Breaches or Defaults..............................15
         Section 4.9.   Authorizations or Consents...........................15
         Section 4.10.  Permits. 15
         Section 4.11.  No Actions, Suits or Proceedings.....................15
         Section 4.12.  Taxes.   ............................................16
         Section 4.13.  Brokers. 16
         Section 4.14.  Representations Concerning the Reorganization........17
         Section 4.15.  Prospectus and Statement of Additional Information...17
         Section 4.16.  Value of Shares......................................17
         Section 4.17.  Intercompany Indebtedness; Consideration.............17

ARTICLE 5 COVENANTS..........................................................18
         Section 5.1.   Conduct of Business..................................18
         Section 5.2.   Announcements........................................18
         Section 5.3.   Expenses.............................................18
         Section 5.4.   Further Assurances...................................18
         Section 5.5.   Notice of Events.....................................18
         Section 5.6.   Access to Information................................19
         Section 5.7.   Consents, Approvals and Filings......................19
         Section 5.8.   Submission of Agreement to Shareholders..............19

ARTICLE 6 CONDITIONS PRECEDENT TO THE REORGANIZATION.........................20
         Section 6.1.   Conditions Precedent of AISF.........................20
         Section 6.2.   Mutual Conditions....................................20
         Section 6.3.   Conditions Precedent of ATEF.........................21

ARTICLE 7 TERMINATION OF AGREEMENT...........................................22
         Section 7.1.   Termination..........................................22
         Section 7.2.   Survival After Termination...........................23

ARTICLE 8 MISCELLANEOUS......................................................23
         Section 8.1.   Survival of Representations and Warranties...........23
         Section 8.2.   Governing Law........................................23
         Section 8.3.   Binding Effect, Persons Benefiting, No Assignment....23
         Section 8.4.   Obligations of AISF and ATEF.........................23
         Section 8.5.   Amendments...........................................24
         Section 8.6.   Enforcement..........................................24
         Section 8.7.   Interpretation.......................................24

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         Section 8.8.   Counterparts.........................................24
         Section 8.9.   Entire Agreement; Schedules..........................24
         Section 8.10.  Notices. 24
         Section 8.11.  Representations by AIM Advisors......................25

Schedule 6.1(d)   Opinion of Counsel to ATEF
Schedule 6.2(f)   Tax Opinions
Schedule 6.3(d)   Opinion of Counsel to AISF


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                      AGREEMENT AND PLAN OF REORGANIZATION


                  AGREEMENT AND PLAN OF REORGANIZATION, dated as of June 13, 2001 (this "Agreement"), by and among AIM Tax-Exempt Funds, a Delaware business trust ("ATEF"), acting on behalf of AIM Tax-Exempt Bond Fund of Connecticut ("Connecticut Bond Fund"), a separate series of ATEF, AIM Investment Securities Funds, a Delaware business trust ("AISF"), acting on behalf of AIM Municipal Bond Fund ("Municipal Bond Fund"), a separate series of AISF, and A I M Advisors, Inc. ("AIM Advisors"), a Delaware corporation.

                                   WITNESSETH

                  WHEREAS, ATEF is a management investment company registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act (as defined below) that offers separate series of its shares representing interests in its investment portfolios, including Connecticut Bond Fund, for sale to the public; and

                  WHEREAS, AISF is a management investment company registered with the SEC under the Investment Company Act that offers separate series of its shares representing interests in investment portfolios, including Municipal Bond Fund, for sale to the public; and

                  WHEREAS, AIM Advisors provides investment advisory services to both ATEF and AISF; and

                  WHEREAS, Connecticut Bond Fund desires to provide for its reorganization through the transfer of all of its assets to Municipal Bond Fund in exchange for the assumption by Municipal Bond Fund of all of the liabilities of Connecticut Bond Fund and the issuance by AISF of shares of Municipal Bond Fund in the manner set forth in this Agreement; and

                  WHEREAS, this Agreement is intended to be and is adopted by the parties hereto as a Plan of Reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                  NOW, THEREFORE, in consideration of the foregoing premises and the agreements and undertakings contained in this Agreement, ATEF, AISF and AIM Advisors agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     Section 1.1. Definitions. For all purposes in this Agreement, the following terms shall have the respective meanings set forth in this Section
1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

                  "Advisers Act" means the Investment Advisers Act of 1940, as amended, and all rules and regulations of the SEC adopted pursuant thereto.

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                  "Affiliated Person" means an affiliated person as defined in
Section 2(a)(3) of the Investment Company Act.

                  "Agreement" means this Agreement and Plan of Reorganization, together with all schedules and exhibits attached hereto and all amendments hereto and thereof.

                  "AISF" means AIM Investment Securities Fund, a Delaware business trust.

                  "AISF Registration Statement" means the registration statement on Form N-1A of AISF, as amended, 1940 Act Registration No.811-5686.

                   "ATEF" means AIM Tax-Exempt Funds, a Delaware business trust.

                  "ATEF Registration Statement" means the registration statement on Form N-1A of ATEF, as amended, 1940 Act Registration No.811-7890.

                  "Benefit Plan" means any material "employee benefit plan" (as defined in Section 3(3) of ERISA) and any material bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, retirement, profit sharing, welfare plans or other plan, arrangement or understanding maintained or contributed to by ATEF on behalf of Connecticut Bond Fund, or otherwise providing benefits to any current or former employee, officer or trustee of ATEF.

                  "Closing" means the transfer of the assets of Connecticut Bond Fund to Municipal Bond Fund, the assumption of all of Connecticut Bond Fund's liabilities by Municipal Bond Fund and the issuance of Municipal Bond Fund Shares directly to Connecticut Bond Fund Shareholders as described in
Section 2.1 of this Agreement.

                  "Closing Date" means September 10, 2001 or such other date as the parties may mutually determine.

                  "Code" means the Internal Revenue Code of 1986, as amended, and all rules and regulations adopted pursuant thereto.

                  "Connecticut Bond Fund" means AIM Tax-Exempt Bond Fund of Connecticut, a separate series of ATEF.

                  "Connecticut Bond Fund Class A Shares" means Class A Shares of beneficial interest of Connecticut Bond Fund issued by ATEF.

                  "Connecticut Bond Fund Financial Statements" shall have the meaning set forth in Section 3.3 of this Agreement.

                  "Connecticut Bond Fund Shareholders" means the holders of record as of the Effective Time of the issued and outstanding shares of beneficial interest in Connecticut Bond Fund.

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                  "Connecticut Bond Fund Shareholders Meeting" means a meeting of the shareholders of Connecticut Bond Fund convened in accordance with applicable law and the Agreement and Declaration of Trust of ATEF to consider and vote upon the approval of this Agreement and the Reorganization of Connecticut Bond Fund contemplated by this Agreement.

                  "Connecticut Bond Fund Shares" means the issued and outstanding shares of beneficial interest in Connecticut Bond Fund.

                  "Custodian" means Bank of New York acting in its capacity as custodian for the assets of Municipal Bond Fund and Connecticut Bond Fund.

                  "Effective Time" means 8:00 a.m. Eastern Time on the Closing Date.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all rules or regulations adopted pursuant thereto.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations adopted pursuant thereto.

                  "Governmental Authority" means any foreign, United States or state government, government agency, department, board, commission (including the SEC) or instrumentality, and any court, tribunal or arbitrator of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority (including the NASD Regulation, Inc., the Commodity Futures Trading Commission, the National Futures Association, the Investment Management Regulatory Organization Limited and the Office of Fair Trading).

                  "Investment Company Act" means the Investment Company Act of 1940, as amended, and all rules and regulations adopted pursuant thereto.

                  "Lien" means any pledge, lien, security interest, charge, claim or encumbrance of any kind.

                  "Material Adverse Effect" means an effect that would cause a change in the condition (financial or otherwise), properties, assets or prospects of an entity having an adverse monetary effect in an amount equal to or greater than $50,000.

                  "Municipal Bond Fund Financial Statements" shall have the meaning set forth in Section 4.3 of this Agreement.

                  "Municipal Bond Fund" means AIM Municipal Bond Fund, a separate series of AISF.

                  "Municipal Bond Fund Class A Shares" means Class A Shares of beneficial interest of Municipal Bond Fund issued by AISF.

                  "Municipal Bond Fund Shares" means shares of beneficial interest of AISF issued pursuant to Section 2.6 of this Agreement.

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                 "Person" means an individual or a corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

                  "Reorganization" means the acquisition of the assets of Connecticut Bond Fund by Municipal Bond Fund in consideration of the assumption by Municipal Bond Fund of all of the liabilities of Connecticut Bond Fund and the issuance by AISF of Municipal Bond Fund Shares directly to Connecticut Bond Fund Shareholders as described in this Agreement, and the termination of Connecticut Bond Fund's status as a designated series of shares of ATEF.

                  "Required Shareholder Vote" shall have the meaning set forth in Section 3.17 of this Agreement.

                  "Return" means any return, report or form or any attachment thereto required to be filed with any taxing authority.

                  "SEC" means the United States Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations adopted pursuant thereto.

                  "Tax" means any tax or similar governmental charge, impost or levy (including income taxes (including alternative minimum tax and estimated tax), franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes, or windfall profit taxes), together with any related penalties, fines, additions to tax or interest, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof.

                  "Valuation Date" shall have the meaning set forth in Section
2.3 of this Agreement.

                                   ARTICLE 2
                               TRANSFER OF ASSETS

     Section 2.1. Reorganization of Connecticut Bond Fund. At the Effective Time, all of the assets of Connecticut Bond Fund shall be delivered to the Custodian for the account of Municipal Bond Fund in exchange for the assumption by Municipal Bond Fund of all of the liabilities of any kind of Connecticut Bond Fund and delivery by AISF directly to the holders of record as of the Effective Time of the issued and outstanding Class A Shares of Connecticut Bond Fund of a number of Municipal Bond Fund Class A Shares, having an aggregate net asset value equal to the net value of the assets of Connecticut Bond Fund so transferred, assigned and delivered, all determined and adjusted as provided in
Section 2.2 below. Upon delivery of such assets, Municipal Bond Fund will receive good and marketable title to such assets free and clear of all Liens.

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     Section 2.2. Computation of Net Asset Value.


                  (a) The net asset value of Municipal Bond Fund Shares, and the net value of the assets of Connecticut Bond Fund, shall, in each case, be determined as of the close of regular trading on the New York Stock Exchange ("NYSE") on the Valuation Date.

                  (b) The net asset value of Municipal Bond Fund Shares shall be computed in accordance with the policies and procedures of Municipal Bond Fund as described in the AISF Registration Statement.

                  (c) The net value of the assets of Connecticut Bond Fund to be transferred to Municipal Bond Fund pursuant to this Agreement shall be computed in accordance with the policies and procedures of Connecticut Bond Fund as described in the ATEF Registration Statement.

                  (d) All computations of value regarding the net assets of Connecticut Bond Fund and the net asset value of Municipal Bond Fund Shares to be issued pursuant to this Agreement shall be made by agreement of ATEF and AISF. The parties agree to use commercially reasonable efforts to resolve any material pricing differences between the prices of portfolio securities determined in accordance with their respective pricing policies and procedures.

     Section 2.3. Valuation Date. The assets of Connecticut Bond Fund and the net asset value per share of Municipal Bond Fund Shares shall be valued as of the close of regular trading on the NYSE on the business day next preceding the Closing Date (the "Valuation Date"). The share transfer books of Connecticut Bond Fund will be permanently closed as of the close of business on the Valuation Date and only requests for the redemption of shares of Connecticut Bond Fund received in proper form prior to the close of regular trading on the NYSE on the Valuation Date shall be accepted by Connecticut Bond Fund. Redemption requests thereafter received by Connecticut Bond Fund shall be deemed to be redemption requests for Municipal Bond Fund Class A Shares (assuming that the transactions contemplated by this Agreement have been consummated), to be distributed to Connecticut Bond Fund Shareholders under this Agreement.

     Section 2.4. Delivery.

                  (a) Assets held by Connecticut Bond Fund shall be delivered by ATEF to the Custodian on the Closing Date. No later than three (3) business days preceding the Closing Date, ATEF shall instruct the Custodian to transfer such assets to the account of Municipal Bond Fund. The assets so delivered shall be duly endorsed in proper form for transfer in such condition as to constitute a good delivery thereof, in accordance with the custom of brokers, and shall be accompanied by all necessary state stock transfer stamps, if any, or a check for the appropriate purchase price thereof. Cash held by Connecticut Bond Fund shall be delivered on the Closing Date and shall be in the form of currency or wire transfer in Federal funds, payable to the order of the account of Municipal Bond Fund at the Custodian.

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                  (b) If, on the Closing Date, Connecticut Bond Fund is unable to make delivery in the manner contemplated by Section 2.4(a) of securities held by Connecticut Bond Fund for the reason that any of such securities purchased prior to the Closing Date have not yet been delivered to Connecticut Bond Fund or its broker, then AISF shall waive the delivery requirements of
Section 2.4(a) with respect to said undelivered securities if Connecticut Bond Fund has delivered to the Custodian by or on the Closing Date, and with respect to said undelivered securities, executed copies of an agreement of assignment and escrow and due bills executed on behalf of said broker or brokers, together with such other documents as may be required by AISF or the Custodian, including brokers' confirmation slips.

     Section 2.5. Termination of Series. As soon as reasonably practicable after the Closing Date, the status of Connecticut Bond Fund as a designated series of shares of ATEF shall be terminated; provided, however, that the termination of the status of Connecticut Bond Fund as a series of shares of ATEF shall not be required if the Reorganization shall not have been consummated.

     Section 2.6. Issuance of Municipal Bond Fund Shares. At the Effective Time, Connecticut Bond Fund Shareholders of record as of the close of regular trading on the NYSE on the Valuation Date holding Connecticut Bond Fund Class A shares shall be issued that number of full and fractional Class A shares of Municipal Bond Fund having a net asset value equal to the net asset value of Connecticut Bond Fund Class A shares held by Connecticut Bond Fund Shareholders on the Valuation Date. All issued and outstanding shares of beneficial interest in Connecticut Bond Fund shall thereupon be canceled on the books of ATEF. ATEF shall provide instructions to the transfer agent of AISF with respect to Municipal Bond Fund Class A Shares to be issued to Connecticut Bond Fund Shareholders. AISF shall have no obligation to inquire as to the validity, propriety or correctness of any such instruction, but shall, in each case, assume that such instruction is valid, proper and correct. AISF shall record on its books the ownership of Municipal Bond Fund Class A Shares by Connecticut Bond Fund Shareholders and shall forward a confirmation of such ownership to Connecticut Bond Fund Shareholders. No redemption or repurchase of such share credited to former Connecticut Bond Fund Shareholders in respect of Connecticut Bond Fund share represented by unsurrendered shares certificates shall be permitted until such certificates have been surrendered to AISF for cancellation, or if such certificates are lost or misplaced, until lost certificate affidavits have been executed and delivered to AISF.

     Section 2.7. Investment Securities. On or prior to the Valuation Date, ATEF shall deliver a list setting forth the securities Connecticut Bond Fund then owned together with the respective Federal income tax bases thereof. ATEF shall provide to AISF on or before the Valuation Date, detailed tax basis accounting records for each security to be transferred to it pursuant to this Agreement. Such records shall be prepared in accordance with the requirements for specific identification tax lot accounting and clearly reflect the bases used for determination of gain and loss realized on the sale of any security transferred to Municipal Bond Fund hereunder. Such records shall be made available by ATEF prior to the Valuation Date for inspection by the Treasurer (or his or her designee) or the auditors of AISF upon reasonable request.

     Section 2.8. Liabilities. Connecticut Bond Fund shall use reasonable best efforts to discharge all of its known liabilities, so far as may be possible, prior to the Closing Date.

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                                   ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF ATEF

                  ATEF, on behalf of Connecticut Bond Fund, represents and warrants to AISF that:

     Section 3.1. Organization; Authority. ATEF is duly organized, validly existing and in good standing under the Delaware Business Trust Act, with all requisite trust power and authority to enter into this Agreement and perform its obligations hereunder.

     Section 3.2. Registration and Regulation of ATEF. ATEF is duly registered with the SEC as an investment company under the Investment Company Act and all Connecticut Bond Fund Shares which have been or are being offered for sale have been duly registered under the Securities Act and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by ATEF to revoke or rescind any such registration or qualification. Connecticut Bond Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. Connecticut Bond Fund is in compliance in all material respects with the investment policies and restrictions applicable to it set forth in the ATEF Registration Statement currently in effect. The value of the net assets of Connecticut Bond Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of Connecticut Bond Fund and all purchases and redemptions of Connecticut Bond Fund Shares have been effected at the net asset value per share calculated in such manner.

     Section 3.3. Financial Statements. The books of account and related records of Connecticut Bond Fund fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited financial statements for the fiscal year ended March 31, 2001, of Connecticut Bond Fund previously delivered to AISF (the "Connecticut Bond Fund Financial Statements") present fairly in all material respects the financial position of Connecticut Bond Fund as at the dates indicated and the results of operations and changes in net assets for the periods then ended in accordance with generally accepted accounting principles applied on a consistent basis for the periods then ended.

     Section 3.4. No Material Adverse Changes; Contingent Liabilities. Since March 31, 2001 no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of Connecticut Bond Fund or the status of Connecticut Bond Fund as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by Connecticut Bond Fund or occurring in the ordinary course of business of Connecticut Bond Fund or Municipal Bond Fund. There are no contingent liabilities of Connecticut Bond Fund not disclosed in the Connecticut Bond Fund Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles.

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     Section 3.5. Connecticut Bond Fund Shares; Liabilities; Business
Operations.

                  (a) Connecticut Bond Fund Shares have been duly authorized and validly issued and are fully paid and non-assessable.

                  (b) During the five-year period ending on the date of the Reorganization, neither Connecticut Bond Fund nor any person related to Connecticut Bond Fund (as defined in section 1.368-1(e)(3) of the Treasury Regulations without regard to section 1.368-1(e)(3)(i)(A)) will have directly or through any transaction, agreement, or arrangement with any other person,
(i) acquired shares of Connecticut Bond Fund for consideration other than shares of Connecticut Bond Fund, except for shares redeemed in the ordinary course of Connecticut Bond Fund's business as an open-end investment company as required by the Investment Company Act, or (ii) made distributions with respect to Connecticut Bond Fund's Shares, except for (a) distributions necessary to satisfy the requirements of sections 852 and 4982 of the Code for qualification as a regulated investment company and avoidance of excise tax liability and (b) additional distributions, to the extent such additional distributions do not exceed 50 percent of the value (without giving effect to such distributions) of the proprietary interest in Connecticut Bond Fund on the Effective Date.

                  (c) At the time of its Reorganization, Connecticut Bond Fund shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire Connecticut Bond Fund Shares, except for the right of investors to acquire Connecticut Bond Fund Shares at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

                  (d) From the date it commenced operations and ending on the Closing Date, Connecticut Bond Fund will have conducted its historic business within the meaning of Section 1.368-1(d)(2) of the Income Tax Regulations under the Code in a substantially unchanged manner. In anticipation of its Reorganization, Connecticut Bond Fund will not dispose of assets that, in the aggregate, will result in less than fifty percent (50%) of its historic business assets (within the meaning of Section 1.368-1(d) of those regulations) being transferred to Municipal Bond Fund.

                  (e) ATEF does not have, and has not had during the six (6) months prior to the date of this Agreement, any employees, and shall not hire any employees from and after the date of this Agreement through the Closing Date.

     Section 3.6. Accountants. Ernst & Young LLP, which has reported upon the Connecticut Bond Fund Financial Statements for the period ended March 31, 2001, is the independent public accountant as required by the Securities Act and the Exchange Act.

     Section 3.7. Binding Obligation. This Agreement has been duly authorized, executed and delivered by ATEF on behalf of Connecticut Bond Fund and, assuming this Agreement has been duly executed and delivered by AISF and approved by Connecticut Bond Fund Shareholders, constitutes the legal, valid and binding obligation of ATEF enforceable against ATEF in accordance with its terms from and with respect to the revenues and assets of

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Connecticut Bond Fund, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

     Section 3.8. No Breaches or Defaults. The execution and delivery of this Agreement by ATEF on behalf of Connecticut Bond Fund and performance by ATEF of its obligations hereunder has been duly authorized by all necessary trust action on the part of ATEF, other than Connecticut Bond Fund Shareholders approval, and (i) do not, and on the Closing Date will not, result in any violation of the Agreement and Declaration of Trust or bylaws of ATEF and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of Connecticut Bond Fund (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which ATEF is a party or by which it may be bound and which relates to the assets of Connecticut Bond Fund or to which any property of Connecticut Bond Fund may be subject; (B) any Permit (as defined below); or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over ATEF or any property of Connecticut Bond Fund. ATEF is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     Section 3.9. Authorizations or Consents. Other than those which shall have been obtained or made on or prior to the Closing Date and those that must be made after the Closing Date to comply with Section 2.5 of this Agreement, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by ATEF in connection with the due execution and delivery by ATEF of this Agreement and the consummation by ATEF of the transactions contemplated hereby.

     Section 3.10. Permits. ATEF has in full force and effect all approvals, consents, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of Governmental Authorities (collectively, "Permits") necessary for it to conduct its business as presently conducted as it relates to Connecticut Bond Fund, and there has occurred no default under any Permit, except for the absence of Permits and for defaults under Permits the absence or default of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of ATEF there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

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     Section 3.11. No Actions, Suits or Proceedings.

                  (a) There is no pending action, litigation or proceeding, nor, to the knowledge of ATEF, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against ATEF before any Governmental Authority which questions the validity or legality of this Agreement or of the actions contemplated hereby or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

                  (b) There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of ATEF, threatened in writing or, if probable of assertion, orally, against ATEF affecting any property, asset, interest or right of Connecticut Bond Fund, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Connecticut Bond Fund. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by any Governmental Authority relating to ATEF's conduct of the business of Connecticut Bond Fund affecting in any significant respect the conduct of such business. ATEF is not, and has not been to the knowledge of ATEF, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of Connecticut Bond Fund.

     Section 3.12. Contracts. ATEF is not in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party and which involves or affects the assets of Connecticut Bond Fund, by which the assets, business, or operations of Connecticut Bond Fund may be bound or affected, or under which it or the assets, business or operations of Connecticut Bond Fund receives benefits, and which default could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and, to the knowledge of ATEF there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

     Section 3.13. Properties and Assets. Connecticut Bond Fund has good and marketable title to all properties and assets reflected in the Connecticut Bond Fund Financial Statements as owned by it, free and clear of all Liens, except as described in Connecticut Bond Fund Financial Statements.

     Section 3.14. Taxes.

                  (a) Connecticut Bond Fund has elected to be treated as a regulated investment company under Subchapter M of the Code and is a separate corporation within the meaning of Section 851(g)(1) of the Code. Connecticut Bond Fund has qualified as a regulated investment company for each taxable year since inception that has ended prior to the Closing Date and will have satisfied the requirements of Part I of Subchapter M of the Code to maintain such qualification for the period beginning on the first day of its current taxable year and ending on the Closing Date. Connecticut Bond Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it. In order to (i) ensure continued qualification of Connecticut Bond Fund as a "regulated investment company" for tax purposes and (ii) eliminate any tax liability of Connecticut Bond Fund arising by reason of undistributed investment company taxable income or net capital gain, ATEF will declare on or prior to the Valuation Date to the shareholders of Connecticut Bond Fund a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing (A) all of Connecticut Bond Fund's investment company taxable income (determined without regard to any deductions for dividends paid) for the taxable year ended March 31, 2001 and for the short taxable year beginning on April 1, 2001 and ending on the Closing Date and (B) all of Connecticut Bond Fund's net capital gain recognized in its taxable year ended March 31, 2001 and in such short taxable year (after reduction for any capital loss carryover).

                  (b) Connecticut Bond Fund has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the Connecticut Bond Fund Financial Statements for all Taxes in respect of all periods ended on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against Connecticut Bond Fund, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Returns of Connecticut Bond Fund are currently being or have been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

                  (c) To the best knowledge of ATEF, the fiscal year of Connecticut Bond Fund has not been changed for tax purposes since 1994.

     Section 3.15. Benefit and Employment Obligations. On or prior to the Closing Date, Connecticut Bond Fund will have no obligation to provide any post-retirement or post-employment benefit to any Person, including but not limited to under any Benefit Plan, and have no obligation to provide unfunded deferred compensation or other unfunded or self-funded benefits to any Person.

     Section 3.16. Brokers. No broker, finder or similar intermediary has acted for or on behalf of ATEF in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with ATEF or any action taken by it.

     Section 3.17. Voting Requirements. The vote of a majority of the shares cast at a meeting of Connecticut Bond Fund shareholders at which a quorum is present (the "Required Shareholder Vote") is the only vote of the holders of any class or series of shares of beneficial interest in Connecticut Bond Fund necessary to approve this Agreement and the Reorganization of Connecticut Bond Fund contemplated by this Agreement.

     Section 3.18. State Takeover Statutes. No state takeover statute or similar statute or regulation applies or purports to apply to the Reorganization, this Agreement or any of the transactions contemplated by this Agreement.

     Section 3.19. Books and Records. The books and records of ATEF relating to Connecticut Bond Fund, reflecting, among other things, the purchase and sale of Connecticut Bond Fund Shares, the number of issued and outstanding shares owned by Connecticut Bond Fund Shareholder and the state or other jurisdiction in which such shares were offered and sold, are complete and accurate in all material respects.

     Section 3.20. Prospectus and Statement of Additional Information. The current prospectus and statement of additional information for Connecticut Bond Fund as of the date on which they were issued did not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date do not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     Section 3.21. No Distribution. Municipal Bond Fund Shares are not being acquired for the purpose of any distribution thereof, other than in accordance with the terms of this Agreement.

     Section 3.22. Liabilities of Connecticut Bond Fund. The liabilities of Connecticut Bond Fund that are to be assumed by Municipal Bond Fund in connection with the Reorganization, or to which the assets of Connecticut Bond Fund to be transferred in the Reorganizations are subject, were incurred by Connecticut Bond Fund in the ordinary course of its business. The fair market value of the assets of Connecticut Bond Fund to be transferred to Municipal Bond Fund in the Reorganization will equal or exceed the sum of the liabilities to be assumed by Municipal Bond Fund plus the amount of liabilities, if any, to which such transferred assets will be subject.

     Section 3.23. Value of Shares. The fair market value of Municipal Bond Fund Class A Shares received by Connecticut Bond Fund Shareholders in the Reorganization will be approximately equal to the fair market value of Connecticut Bond Fund Class A shares constructively surrendered in exchange therefor.

     Section 3.24. Shareholder Expenses. Connecticut Bond Fund Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization.

     Section 3.25. Intercompany Indebtedness. There is no intercompany indebtedness between ATEF and AISF that was issued or acquired, or will be settled, at a discount.

                                   ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF AISF

                  AISF, on behalf of Municipal Bond Fund, represents and warrants to ATEF as follows:

     Section 4.1. Organization; Authority. AISF is duly organized, validly existing and in good standing under the Delaware Business Trust Act with all requisite trust power and authority to enter into this Agreement and perform its obligations hereunder.

     Section 4.2. Registration and Regulation of AISF. AISF is duly registered with the SEC as an investment company under the Investment Company Act. Municipal Bond Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. Municipal Bond Fund is in compliance in all material respects with the applicable investment policies and restrictions set forth in the AISF Registration Statement. The value of the net assets of Municipal Bond Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of Municipal Bond Fund and all purchases and redemptions of Municipal Bond Fund Shares have been effected at the net asset value per share calculated in such manner.

     Section 4.3. Financial Statements. The books of account and related records of Municipal Bond Fund fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited financial statements for the fiscal year ended July 31, 2000 of Municipal Bond Fund previously delivered to ATEF (the "Municipal Bond Fund Financial Statements") present fairly in all material respects the financial position of Municipal Bond Fund as at the dates indicated and the results of operations and changes in net assets for the periods then ended in accordance with generally accepted accounting principles applied on a consistent basis for the periods then ended.

     Section 4.4. No Material Adverse Changes; Contingent Liabilities. Since July 31, 2000, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of Municipal Bond Fund or the status of Municipal Bond Fund as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by Municipal Bond Fund or occurring in the ordinary course of business of Municipal Bond Fund or AISF. There are no contingent liabilities of Municipal Bond Fund not disclosed in the Municipal Bond Fund Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles.

     Section 4.5. Registration of Municipal Bond Fund Class A Shares, Municipal Bond Fund Class B Shares and Municipal Bond Fund Class C Shares.

                  (a) The beneficial interest of AISF is divided into seven portfolios, including Municipal Bond Fund. Municipal Bond Fund currently has three classes of shares, Class A shares, Class B shares and Class C shares. Under its Charter, AISF is authorized to issue an unlimited number of Class A shares, Class B shares and Class C shares of Municipal Bond Fund.

                  (b) Municipal Bond Fund Shares to be issued pursuant to
Section 2.6 shall on the Closing Date be duly registered under the Securities Act by a Registration Statement on Form N-14 of AISF then in effect.

                  (c) Municipal Bond Fund Shares to be issued pursuant to
Section 2.6 are duly authorized and on the Closing Date will be validly issued and fully paid and non-assessable and will conform to the description thereof contained in the Registration Statement on Form N-14 then in effect. At the time of its Reorganization, Municipal Bond Fund shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire Municipal Bond Fund Class A shares, except for the right of investors to acquire Municipal Bond Fund Class A Shares at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

                  (d) The combined proxy statement/prospectus (the "Combined Proxy Statement/Prospectus") which forms a part of AISF's Registration Statement on Form N-14 shall be furnished to Connecticut Bond Fund Shareholders entitled to vote at the Connecticut Bond Fund Shareholders Meeting. The Combined Proxy Statement/Prospectus and related Statement of Additional Information of Municipal Bond Fund, when they become effective, shall conform to the applicable requirements of the Securities Act and the Investment Company Act and shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading, provided, however, that no representation or warranty is made with respect to written information provided by ATEF for inclusion in the Combined Proxy Statement/Prospectus.

                  (e) The shares of Municipal Bond Fund which have been or are being offered for sale (other than the Municipal Bond Fund Shares to be issued in connection with the Reorganizations) have been duly registered under the Securities Act by the AISF Registration Statement and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by AISF to revoke or rescind any such registration or qualification.

     Section 4.6. Accountants. KPMG LLP, which has reported upon the Municipal Bond Fund Financial Statements for the period ended July 31, 2000, are independent public accountants as required by the Securities Act and the Exchange Act.

     Section 4.7. Binding Obligation. This Agreement has been duly authorized, executed and delivered by AISF on behalf of Municipal Bond Fund and, assuming this Agreement has been duly executed and delivered by ATEF, constitutes the legal, valid and binding obligation of AISF, enforceable against AISF in accordance with its terms from and with respect to the revenues and assets of Municipal Bond Fund, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally, or by general equity principles (whether applied in a court or law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

     Section 4.8. No Breaches or Defaults. The execution and delivery of this Agreement by AISF on behalf of Municipal Bond Fund and performance by AISF of its obligations hereunder have been duly authorized by all necessary trust action on the part of AISF and (i) do not, and on the Closing Date will not, result in any violation of the Charter or bylaws of AISF and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of Municipal Bond Fund (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which AISF is a party or by which it may be bound and which relates to the assets of Municipal Bond Fund or to which any properties of Municipal Bond Fund may be subject; (B) any Permit; or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over AISF or any property of Municipal Bond Fund. AISF is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     Section 4.9. Authorizations or Consents. Other than those which shall have been obtained or made on or prior to the Closing Date, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by AISF in connection with the due execution and delivery by AISF of this Agreement and the consummation by AISF of the transactions contemplated hereby.

     Section 4.10. Permits. AISF has in full force and effect all Permits necessary for it to conduct its business as presently conducted as it relates to Municipal Bond Fund, and there has occurred no default under any Permit, except for the absence of Permits and for defaults under Permits the absence or default of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of AISF there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     Section 4.11. No Actions, Suits or Proceedings.

                  (a) There is no pending action, suit or proceeding, nor, to the knowledge of AISF, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against AISF before any Governmental Authority which questions the validity or legality of this Agreement or of the transactions contemplated hereby, or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

                  (b) There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of AISF, threatened in writing or, if probable of assertion, orally, against AISF, affecting any property, asset, interest or right of Municipal Bond Fund, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Municipal Bond Fund. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by any Governmental Authority relating to AISF's conduct of the business of Municipal Bond Fund affecting in any significant respect the conduct of such business. AISF is not, and has not been, to the knowledge of AISF, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of Municipal Bond Fund.

     Section 4.12. Taxes.

                  (a) Municipal Bond Fund has elected to be treated as a regulated investment company under Subchapter M of the Code and is a separate corporation within the meaning of Section 851(g)(1) of the Code. Municipal Bond Fund has qualified as a regulated investment company for each taxable year since inception that has ended prior to the Closing Date and will satisfy the requirements of Part I of Subchapter M of the Code to maintain such qualification for its current taxable year. Municipal Bond Fund has no earnings or profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it.

                  (b) Municipal Bond Fund has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the Municipal Bond Fund Financial Statements for all Taxes in respect of all periods ending on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against Municipal Bond Fund, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Return of Municipal Bond Fund is currently being or has been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

                  (c) The fiscal year of Municipal Bond Fund changed for tax purposes in 2000.

     Section 4.13. Brokers. No broker, finder or similar intermediary has acted for or on behalf of AISF in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with AISF or any action taken by it.

     Section 4.14. Representations Concerning the Reorganization.

                  (a) AISF has no plan or intention to reacquire any Municipal Bond Fund Shares issued in the Reorganization, except to the extent that Municipal Bond Fund is required by the Investment Company Act to redeem any of its shares presented for redemption at net asset value in the ordinary course of its business as an open-end, management investment company.

                  (b) Municipal Bond Fund has no plan or intention to sell or otherwise dispose of any of the assets of Connecticut Bond Fund acquired in the Reorganization, other than in the ordinary course of its business and to the extent necessary to maintain its status as a "regulated investment company" under the Code.

                  (c) Following the Reorganization, Municipal Bond Fund will continue an "historic business" (within the meaning of Section 1.368-1(d) of the Income Tax Regulations under the Code) of Connecticut Bond Fund or use a significant portion of Connecticut Bond Fund's historic business assets in its business.

                  (d) Prior to or in the Reorganization, neither Municipal Bond Fund nor any person related to Municipal Bond Fund (for purposes of this paragraph as defined in section 1.368-1(e)(3) of the Treasury Regulations) will have acquired directly or through any transaction, agreement or arrangement with any other person, shares of Connecticut Bond Fund with consideration other than shares of Municipal Bond Fund. There is no plan or intention by Municipal Bond Fund or any person related to Municipal Bond Fund to acquire or redeem any of the Municipal Bond Fund Shares issued in the Reorganization either directly or through any transaction, agreement, or arrangement with any other person, other than redemptions in the ordinary course of Municipal Bond Fund's business as an open-end investment company as required by the Investment Company Act.

     Section 4.15. Prospectus and Statement of Additional Information. The current prospectus and statement of additional information for Municipal Bond Fund as of the date on which it was issued does not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date does not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     Section 4.16. Value of Shares. The fair market value of Municipal Bond Fund Class A Shares received by Connecticut Bond Fund Shareholders in the Reorganization will be approximately equal to the fair market value of Connecticut Bond Fund Class A shares constructively surrendered in exchange therefor.

     Section 4.17. Intercompany Indebtedness; Consideration. There is no intercompany indebtedness between ATEF and AISF that was issued or acquired, or will be settled, at a discount. No consideration other than Municipal Bond Fund Shares (and Municipal Bond Fund's assumption of Connecticut Bond Fund's liabilities, including for this purpose all liabilities to which the assets of Connecticut Bond Fund are subject) will be issued in exchange for the assets of Connecticut Bond Fund acquired by Municipal Bond Fund in connection with the

Reorganization. The fair market value of the assets of Connecticut Bond Fund transferred to Municipal Bond Fund in the Reorganization will equal or exceed the sum of the liabilities assumed by Municipal Bond Fund, plus the amount of liabilities, if any, to which such transferred assets are subject.

                                   ARTICLE 5
                                   COVENANTS

     Section 5.1. Conduct of Business.

                  (a) From the date of this Agreement up to and including the Closing Date (or, if earlier, the date upon which this Agreement is terminated pursuant to Article 7), ATEF shall conduct the business of Connecticut Bond Fund only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business of Connecticut Bond Fund in the ordinary course in all material respects.

                  (b) From the date of this Agreement up to and including the Closing Date (or, if earlier, the date upon which this Agreement is terminated pursuant to Article 7), AISF shall conduct the business of Municipal Bond Fund only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business relations necessary to conduct the business operations of Municipal Bond Fund in the ordinary course in all material respects.

     Section 5.2. Announcements. ATEF and AISF shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and the transactions contemplated by this Agreement, and neither ATEF nor AISF shall issue any such press release or make any public statement without the prior written approval of the other party to this Agreement, such approval not to be unreasonably withheld, except as may be required by law.

     Section 5.3. Expenses. Connecticut Bond Fund and Municipal Bond Fund shall each, respectively, bear the expenses they incur in connection with this Agreement and Reorganization and other transactions contemplated hereby.

     Section 5.4. Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall, on or prior to the Closing Date, use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the Reorganizations, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the Reorganizations.

     Section 5.5. Notice of Events. AISF shall give prompt notice to ATEF, and ATEF shall give prompt notice to AISF, of (a) the occurrence or non-occurrence of any event which to the knowledge of AISF or to the knowledge of ATEF, the occurrence or non-occurrence of which would be likely to result in any of the conditions specified in (i) in the case of ATEF, Sections 6.1 and 6.2 or (ii) in the case of AISF, Sections 6.2 and 6.3, not being satisfied so as to permit the consummation of the Reorganizations and (b) any material failure on its part, or on the part of the other party hereto of which it has knowledge, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.5 shall not limit or otherwise affect the remedies available hereunder to any party.

     Section 5.6. Access to Information.

                  (a) ATEF will, during regular business hours and on reasonable prior notice, allow AISF and its authorized representatives reasonable access to the books and records of ATEF pertaining to the assets of Connecticut Bond Fund and to officers of ATEF knowledgeable thereof; provided, however, that any such access shall not significantly interfere with the business or operations of ATEF.

                  (b) AISF will, during regular business hours and on reasonable prior notice, allow ATEF and its authorized representatives reasonable access to the books and records of AISF pertaining to the assets of Municipal Bond Fund and to officers of AISF knowledgeable thereof; provided, however, that any such access shall not significantly interfere with the business or operations of AISF.

     Section 5.7. Consents, Approvals and Filings. Each of ATEF and AISF shall make all necessary filings, as soon as reasonably practicable, including, without limitation, those required under the Securities Act, the Exchange Act, the Investment Company Act and the Advisers Act, in order to facilitate prompt consummation of the Reorganizations and the other transactions contemplated by this Agreement. In addition, each of ATEF and AISF shall use its reasonable best efforts, and shall cooperate fully with each other (i) to comply as promptly as reasonably practicable with all requirements of Governmental Authorities applicable to the Reorganizations and the other transactions contemplated herein and (ii) to obtain as promptly as reasonably practicable all necessary permits, orders or other consents of Governmental Authorities and consents of all third parties necessary for the consummation of the Reorganizations and the other transactions contemplated herein. Each of ATEF and AISF shall use reasonable efforts to provide such information and communications to Governmental Authorities as such Governmental Authorities may request.

     Section 5.8. Submission of Agreement to Shareholders. ATEF shall take all action necessary in accordance with applicable law and its Agreement and Declaration of Trust and bylaws to convene the Connecticut Bond Fund Shareholders Meeting. ATEF shall, through its Board of Trustees, recommend to Connecticut Bond Fund Shareholders approval of this Agreement and the transactions contemplated by this Agreement. ATEF shall use its reasonable best efforts to hold a Connecticut Bond Fund Shareholders Meeting as soon as practicable after the date hereof.

                                   ARTICLE 6
                   CONDITIONS PRECEDENT TO THE REORGANIZATION

     Section 6.1. Conditions Precedent of AISF. The obligation of AISF to consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by AISF.

                  (a) The representations and warranties of ATEF on behalf of Connecticut Bond Fund participating in the Reorganization set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

                  (b) ATEF shall have complied with and satisfied in all material respects all agreements and conditions relating to Connecticut Bond Fund participating in the Reorganization set forth herein on its part to be performed or satisfied at or prior to the Closing Date.

                  (c) AISF shall have received at the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of ATEF, in such individual's capacity as an officer of ATEF and not as an individual, to the effect that the conditions specified in Section 6.1(a) and (b) have been satisfied and (ii) a certificate, dated as of the Closing Date, from the Secretary or Assistant Secretary of ATEF certifying as to the accuracy and completeness of the attached Agreement and Declaration of Trust and bylaws of ATEF, and resolutions, consents and authorizations of or regarding ATEF with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.

                  (d) AISF shall have received the signed opinion of Ballard Spahr Andrews & Ingersoll, LLP, counsel to ATEF, or other counsel reasonably acceptable to AISF, in form and substance reasonably acceptable to counsel for AISF, as to the matters set forth in Schedule 6.1(d).

                  (e) The dividend or dividends described in the last sentence of Section 3.14(a) shall have been declared.

     Section 6.2. Mutual Conditions. The obligations of ATEF and AISF to consummate the Reorganization are subject to the satisfaction, at or prior to the Closing Date, of all of the following further conditions, any one or more may be waived in writing by ATEF and AISF, but only if and to the extent that such waiver is mutual.

                  (a) All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained on or prior to the Closing Date from Governmental Authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein by ATEF and AISF shall have been made or obtained, as the case may be; provided, however, that such consents, approvals, permits and authorizations may be subject to conditions that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (b) This Agreement, the Reorganization of Connecticut Bond Fund and related matters shall have been approved and adopted at the Connecticut Bond Fund Shareholders Meeting by the shareholders of Connecticut Bond Fund on the record date by the Required Shareholder Vote.

                  (c) The assets of Connecticut Bond Fund to be acquired by Municipal Bond Fund shall constitute at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Connecticut Bond Fund immediately prior to the Reorganization. For purposes of this Section 6.2(c), assets used by Connecticut Bond Fund to pay the expenses it incurs in connection with this Agreement and the Reorganization and to effect all shareholder redemptions and distributions (other than regular, normal dividends and regular, normal redemptions pursuant to the Investment Company Act, and not in excess of the requirements of Section 852 of the Code, occurring in the ordinary course of Connecticut Bond Fund's business as a series of an open-end management investment company) after the date of this Agreement shall be included as assets of Connecticut Bond Fund held immediately prior to the Reorganization.

                  (d) No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority preventing the consummation of the Reorganization on the Closing Date shall be in effect; provided, however, that the party or parties invoking this condition shall use reasonable efforts to have any such order or injunction vacated.

                  (e) The Registration Statement on Form N-14 filed by AISF with respect to Municipal Bond Fund Shares to be issued to Connecticut Bond Fund Shareholders in connection with the Reorganization shall have become effective under the Securities Act and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the Securities Act.

                  (f) ATEF and AISF shall have received on or before the Closing Date an opinion of Ballard Spahr Andrews & Ingersoll, LLP ("BSA&I") in form and substance reasonably acceptable to ATEF and AISF, as to the matters set forth on Schedule 6.2(f). In rendering such opinion, BSA&I may request and rely upon representations contained in certificates of officers of ATEF and AISF and others and the officers of ATEF and AISF shall use their best efforts to make available such truthful certificates.

     Section 6.3. Conditions Precedent of ATEF. The obligation of ATEF to consummate a Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by ATEF.

                  (a) The representations and warranties of AISF on behalf of Municipal Bond Fund participating in the Reorganization set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

                  (b) AISF shall have complied with and satisfied in all material respects all agreements and conditions relating to Municipal Bond Fund participating in the Reorganization set forth herein on its part to be performed or satisfied at or prior to the Closing Date.

                  (c) ATEF shall have received on the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of AISF, in such individual's capacity as an officer of AISF and not as an individual, to the effect that the conditions specified in Sections 6.3(a) and (b) have been satisfied and (ii) a certificate, dated as of the Closing Date, from the Secretary or Assistant Secretary of AISF certifying as to the accuracy and completeness of the attached Agreement and Declaration of Trust and bylaws, as amended, of AISF and resolutions, consents and authorizations of or regarding AISF with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.

                  (d) ATEF shall have received the signed opinion of Ballard Spahr Andrews & Ingersoll, LLP, counsel to AISF, or other counsel reasonably acceptable to ATEF, in form and substance reasonably acceptable to counsel for AISF, as to the matters set forth on Schedule 6.3(d).

                                   ARTICLE 7
                            TERMINATION OF AGREEMENT

Section 7.1.      Termination.


                  (a) This Agreement may be terminated on or prior to the Closing Date as follows:

                                    (i) by mutual written consent of ATEF and
                  AISF; or

                                    (ii) at the election of ATEF or AISF:

                                                      (A) if the Closing Date
                                    shall not be on or before December 31,
                                    2001, or such later date as the parties
                                    hereto may agree upon, unless the failure to consummate the Reorganization is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

                                                      (B) if, upon a vote at
                                    Connecticut Bond Fund Shareholders Meeting or any adjournment thereof, the Required Shareholder Vote shall not have been obtained as contemplated by Section 5.8; or

                                                      (C) if any Governmental
                                    Authority shall have issued an order,
                                    decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Reorganization and such order, decree, ruling or other action shall have become final and nonappealable.

                  (b) The termination of this Agreement shall be effectuated by the delivery by the terminating party to the other party of a written notice of such termination.

     Section 7.2. Survival After Termination. If this Agreement is terminated in accordance with Section 7.1 hereof and the Reorganization of Connecticut Bond Fund is not consummated, this Agreement shall become void and of no further force and effect with respect to such Reorganization and the respective Connecticut Bond Fund, except for the provisions of Section 5.3.

                                   ARTICLE 8
                                 MISCELLANEOUS

     Section 8.1. Survival of Representations and Warranties. The representations, warranties and covenants in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the consummation of the transactions contemplated hereunder for a period of one
(1) year following the Closing Date.

     Section 8.2. Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of Delaware applicable to contracts made and to be performed wholly within such state.

     Section 8.3. Binding Effect, Persons Benefiting, No Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties and such Persons. Nothing in this Agreement is intended or shall be construed to confer upon any entity or Person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. Without the prior written consent of the parties hereto, this Agreement may not be assigned by any of the parties hereto.

     Section 8.4. Obligations of AISF and ATEF.

                  (a) ATEF and AISF hereby acknowledge and agree that Municipal Bond Fund is a separate investment portfolio of AISF, that AISF is executing this Agreement on behalf of Municipal Bond Fund, and that any amounts payable by AISF under or in connection with this Agreement shall be payable solely from the revenues and assets of Municipal Bond Fund. ATEF further acknowledges and agrees that this Agreement has been executed by a duly authorized officer of AISF in his or her capacity as an officer of AISF intending to bind AISF as provided herein, and that no officer, trustee or shareholder of AISF shall be personally liable for the liabilities or obligations of AISF incurred hereunder.

                  (b) ATEF and AISF hereby acknowledge and agree that Connecticut Bond Fund is a separate investment portfolio of ATEF, that ATEF is executing this Agreement on behalf of Connecticut Bond Fund and that any amounts payable by ATEF under or in connection with this Agreement shall be payable solely from the revenues and assets of Connecticut Bond Fund. AISF further acknowledges and agrees that this Agreement has been executed by a duly authorized officer of ATEF in his or her capacity as an officer of ATEF intending to bind ATEF as provided herein, and that no officer, trustee or shareholder of ATEF shall be personally liable for the liabilities of ATEF incurred hereunder.

     Section 8.5. Amendments. This Agreement may not be amended, altered or modified except by a written instrument executed by ATEF and AISF.

     Section 8.6. Enforcement. The parties agree irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled at law or in equity.

     Section 8.7. Interpretation. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Each representation and warranty contained in Article 3 or 4 that relates to a general category of a subject matter shall be deemed superseded by a specific representation and warranty relating to a subcategory thereof to the extent of such specific representation or warranty.

     Section 8.8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and each of which shall constitute one and the same instrument.

     Section 8.9. Entire Agreement; Schedules. This Agreement, including the Schedules, certificates and lists referred to herein, and any documents executed by the parties simultaneously herewith or pursuant thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, written or oral, between the parties with respect to such subject matter.

     Section 8.10. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or by overnight courier, two days after being sent by registered mail, return receipt requested, or when sent by telecopier (with receipt confirmed), provided, in the case of a telecopied notice, a copy is also sent by registered mail, return receipt requested, or by courier, addressed as follows (or to such other address as a party may designate by notice to the other):

         (a)      If to ATEF:

                  AIM Tax-Exempt Funds
                  11 Greenway Plaza, Suite 100
                  Houston, Texas  77046-1173
                  Attn:  Carol F. Relihan, Esq.
                  Fax:  (713) 993-9185

                  with a copy to:

                  Ballard Spahr Andrews & Ingersoll, LLP
                  1735 Market Street, 51st Floor
                  Philadelphia, Pennsylvania  19103-7599
                  Attn:  William H. Rheiner, Esq.
                  Fax:  (215) 864-8999

         (b)      If to AISF:

                  AIM Investment Securities Funds
                  11 Greenway Plaza, Suite 100
                  Houston, Texas  77046-1173
                  Attn:  Carol F. Relihan, Esq.
                  Fax:  (713) 993-9185

                  with a copy to:

                  Ballard Spahr Andrews & Ingersoll, LLP
                  1735 Market Street, 51st Floor
                  Philadelphia, Pennsylvania  19103-7599
                  Attn:  William H. Rheiner, Esq.
                  Fax:  (215) 864-8999

     Section 8.11. Representations by AIM Advisors. In its capacity as investment adviser to ATEF, AIM Advisors represents to AISF that to the best of its knowledge the representations and warranties of ATEF and Connecticut Bond Fund contained in this Agreement are true and correct as of the date of this Agreement. In its capacity as investment adviser to AISF, AIM Advisors represents to ATEF that to the best of its knowledge the representations and warranties of AISF and Municipal Bond Fund contained in this Agreement are true and correct as of the date of this Agreement. For purposes of this Section 8.11, the best knowledge standard shall be deemed to mean that the officers of AIM Advisors who have substantive responsibility for the provision of investment advisory services to ATEF and AISF do not have actual knowledge to the contrary after due inquiry.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                       AIM TAX-EXEMPT FUNDS, acting
                                       on behalf of AIM TAX-EXEMPT BOND FUND
                                       OF CONNECTICUT



                                       By:  __________________________________



                                       AIM INVESTMENT SECURITIES FUNDS, acting
                                       on behalf of AIM MUNICIPAL BOND FUND



                                       By:  __________________________________




                                       A I M Advisors, Inc.



                                       By:  __________________________________

                                Schedule 6.1(d)

                           Opinion of Counsel to ATEF
                           --------------------------

1. ATEF is duly organized and validly existing as a business trust under the Delaware Business Trust Act.

2. ATEF is an open-end, management investment company registered under the Investment Company Act of 1940.

3. The execution, delivery and performance of the Agreement by ATEF have been duly authorized and approved by all requisite trust action on the part of ATEF. The Agreement has been duly executed and delivered by ATEF and constitutes the valid and binding obligation of ATEF.

4. Connecticut Bond Fund Shares outstanding on the date hereof have been duly authorized and validly issued, are fully paid and are non-assessable.

5. To the best of our knowledge, ATEF is not required to submit any notice, report or other filing with or obtain any authorization, consent or approval from any governmental authority or self regulatory organization prior to the consummation of the transactions contemplated by the Agreement.

                  We confirm to you that to our knowledge, no litigation or governmental proceeding is pending or threatened in writing against Connecticut Bond Fund (i) with respect to the Agreement or (ii) which involves in excess of $500,000 in damages.

                                Schedule 6.2(f)

                                  Tax Opinions
                                  ------------

                  (i) The transfer of the assets of Connecticut Bond Fund to Municipal Bond Fund in exchange for Municipal Bond Fund Shares distributed directly to Connecticut Bond Fund Shareholders, as provided in the Agreement, will constitute a "reorganization" within the meaning of Section 368(a) of the Code and that Connecticut Bond Fund and Municipal Bond Fund will be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

                  (ii) In accordance with Section 361(a) and Section 361(c)(1) of the Code, no gain or loss will be recognized by Connecticut Bond Fund on the transfer of its assets to Municipal Bond Fund solely in exchange for Municipal Bond Fund Class A Shares or on the distribution of Municipal Bond Fund Class A Shares to Connecticut Bond Fund Shareholders.

                  (iii) In accordance with Section 1032 of the Code, no gain or loss will be recognized by Municipal Bond Fund upon the receipt of assets of Connecticut Bond Fund in exchange for Municipal Bond Fund Class A Shares issued directly to Connecticut Bond Fund Shareholders.

                  (iv) In accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized by Connecticut Bond Fund Shareholders on the receipt of Municipal Bond Fund Class A Shares in exchange for Connecticut Bond Fund Shares.

                  (v) In accordance with Section 362(b) of the Code, the basis to Municipal Bond Fund of the assets of Connecticut Bond Fund will be the same as the basis of such assets in the hands of Connecticut Bond Fund immediately prior to the Reorganization.

                  (vi) In accordance with Section 358(a) of the Code, a Connecticut Bond Fund Shareholder's basis for Municipal Bond Fund Class A Shares received by the Connecticut Bond Fund Shareholder will be the same as his basis for Connecticut Bond Fund Shares exchanged therefor.

                  (vii) In accordance with Section 1223(1) of the Code, a Connecticut Bond Fund Shareholder's holding period for Municipal Bond Fund Class A Shares will be determined by including Connecticut Bond Fund Shareholder's holding period for Connecticut Bond Fund Shares exchanged therefor, provided that the Connecticut Bond Fund Shareholder held Connecticut Bond Fund Shares as a capital asset.

                  (viii) In accordance with Section 1223(2) of the Code, the holding period with respect to the assets of Connecticut Bond Fund transferred to Municipal Bond Fund in the Reorganization will include the holding period for such assets in the hands of Connecticut Bond Fund.

                                Schedule 6.3(d)

                           Opinion of Counsel to AISF
                           --------------------------

1. AISF is a trust validly existing and in good standing under the Delaware Business Trust Act.

2. AISF is an open-end, management investment company registered under the Investment Company Act of 1940.

3. The execution, delivery and performance of the Agreement by AISF have been duly authorized and approved by all requisite trust action on the part of AISF. The Agreement has been duly executed and delivered by AISF and constitutes the valid and binding obligation of AISF.

4. Municipal Bond Fund Shares outstanding on the date hereof have been duly authorized and validly issued, are fully paid and are non-assessable.

5. To the best of our knowledge, AISF is not required to submit any notice, report or other filing with or obtain any authorization, consent or approval from any governmental authority or self regulatory organization prior to the consummation of the transactions contemplated by the Agreement.

                  We confirm to you that to our knowledge, no litigation or governmental proceeding is pending or threatened in writing against Municipal Bond Fund (i) with respect to the Agreement or (ii) which involves in excess of $500,000 in damages.